                SECOND AMENDMENT TO REAL ESTATE SALE AGREEMENT
                     [Prentice Plaza, Englewood, Colorado]

     THIS SECOND AMENDMENT TO REAL ESTATE SALE AGREEMENT (this "Amendment") is made as of the ___ day of April, 1999, by and between First Capital Prentice Avenue Associates, an Illinois joint venture (the "Seller") and Invesco Realty Advisors, Inc., a Delaware corporation ("Purchaser").

     WHEREAS, Seller and Purchaser are parties to a Real Estate Sale Agreement dated as of March 19, 1999 (as amended from time to time, the "Purchase Agreement"). All capitalized terms which are used but not defined in this Amendment shall have the same respective meanings ascribed to such terms in the Purchase Agreement. Seller and Purchaser desire to amend the Purchase Agreement as more particularly set forth below.

     NOW, THEREFORE, in consideration of the Purchase Agreement, the mutual covenants and agreements therein and hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Seller and Purchaser agree as follows:

     1. Inspection Period. The Inspection Period is hereby extended to 4 PM Chicago time on April 13, 1999.

     2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

     3. Effect of Amendment. Except as expressly amended hereby, the Purchase Agreement shall remain in full force and effect and otherwise unmodified.




                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]




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     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this
Amendment as of the date first above written.

                                SELLER:

                                FIRST CAPITAL PRENTICE PLAZA ASSOCIATES, an
                                Illinois joint venture

                                By: First Capital Income Properties, Ltd. -- Series XI, an Illinois limited partnership, joint venturer

                                     By:  First Capital Financial Corporation,
                                          as General Partner


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------


                                By:  First Capital Income and Growth Fund --
                                     Series XII, an Illinois limited
                                     partnership, joint venturer

                                     By:  First Capital Financial Corporation,
                                          as General Partner


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------



                                PURCHASER:

                                INVESCO REALTY ADVISORS, INC., a Delaware corporation


                                By:
                                    --------------------------------------------

                                Name:
                                      ------------------------------------------

                                Title:
                                       -----------------------------------------